SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2003

MINE SAFETY APPLIANCES COMPANY

(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation)	1-15579 (Commission File Number)	25-0668780 (IRS Employer Identification No.)

121 Gamma Drive RIDC Industrial Park O’Hara Township Pittsburgh, Pennsylvania (Address of Principal Executive Offices)		15238 (Zip Code)

Registrant’s telephone number, including area code: (412) 967-3000

Item 5. Other Events.

On April 24, 2003, Goodman Equipment Corporation executed a Trust Agreement and Assignment for the Benefit of Creditors. At the time of the assignment, Goodman Equipment Company owed the Company and its subsidiaries approximately $138,000 for commissions earned for acting as sales agents for Goodman Equipment Corporation with respect to sales of certain mining locomotives and spare parts.

Calvin A. Campbell, Jr., a director of the Company, is a majority owner, a director and Chairman and Chief Executive Officer of Goodman Equipment Corporation. Mr. Campbell is a nominee of the Company’s Board of Directors for reelection as a director for a three-year term at the Company’s Annual Meeting of Shareholders to be held May 8, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MINE SAFETY APPLIANCES COMPANY
(Registrant)

By	/s/ DENNIS L. ZEITLER
Dennis L. Zeitler
Vice President – Finance

Date: May 1, 2003